Exhibit 2.1
SECURITIES PURCHASE AGREEMENT
     This Securities Purchase Agreement is entered into and dated as of June 4, 2007 (this “Agreement”), by and among ACE*COMM CORPORATION, a Maryland corporation (the “Company”), Hale Fund Management, LLC, a Delaware limited liability company (“Hale Fund Management”), as Agent (as defined in Section 7.3(a) hereof), and each of the purchasers identified on the signature pages hereto (each, a “Purchaser” and, collectively, the “Purchasers”).
     WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933 (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, certain securities of the Company pursuant to the terms set forth herein.
     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser, severally and not jointly, agree as follows:
ARTICLE I.
DEFINITIONS
     1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth in this Section 1.1:
          “Affiliate” of a Person means any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the first Person. Without limiting the foregoing with respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.
          “Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof; (b) there is commenced against the Company or any Significant Subsidiary any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any Significant Subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any Significant Subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Company or any Significant Subsidiary makes a general assignment for the benefit of creditors; (f) the Company or any Significant Subsidiary fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) the Company or any Significant Subsidiary calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Company or any Significant Subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

          “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.
          “Canadian Subsidiary” means Solutions Ace*Comm Corporation, a Quebec corporation.
          “Change of Control” means the occurrence of any of the following in one or a series of related transactions: (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) under the Exchange Act) of more than 50% of the voting rights or equity interests in the Company; (ii) a replacement of more than 50% of the members of the Company’s board of directors that is not approved by those individuals who are members of the board of directors on the date hereof (or other directors previously approved by such individuals); (iii) a merger or consolidation of the Company or a sale of 50% or more of the assets of the Company in one or a series of related transactions, unless following such transaction or series of transactions, the holders of the Company’s securities prior to the first such transaction continue to hold at least 50% of the voting rights and equity interests in the surviving entity or acquirer of such assets, as applicable; (iv) a recapitalization, reorganization or other transaction involving the Company that constitutes or could result in a transfer of more than 50% of the voting rights or equity interests in the Company; (v) consummation of a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act with respect to the Company; or (vi) the execution by the Company or its controlling shareholders of an agreement providing for or that will result in any of the foregoing events.
          “Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.
          “Closing Date” means the date of the Closing.
          “Closing Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on an Eligible Market or any other national securities exchange, the closing bid price per share of the Common Stock for such date (or the nearest preceding date) on the primary Eligible Market or exchange on which the Common Stock is then listed or quoted; (b) if prices for the Common Stock are then quoted on the OTC Bulletin Board, the closing bid price per share of the Common Stock for such date (or the nearest preceding date) so quoted; (c) if prices for the Common Stock are then reported in the “Pink Sheets” published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by a majority in interest of the Purchasers.
          “Commission” means the Securities and Exchange Commission.

          “Common Stock” means the common stock of the Company, par value $0.01 per share, and any securities into which such common stock may hereafter be reclassified.
          “Common Stock Equivalents” means, collectively, Options and Convertible Securities.
          “Company Counsel” means Hogan & Hartson L.L.P., counsel to the Company.
          “Company Security Agreement” means that certain Security Agreement, dated as of the Closing Date, by and among the Company and the Agent, as the same be amended, modified or supplemented from time to time, substantially in the form of Exhibit C.
          “Control Agreement” means an agreement substantially in the form annexed hereto as Exhibit J or such other agreement in form and substance acceptable to the Agent.
          “Conversion Price” means $0.80, subject to adjustment from time to time in accordance with the terms of the Notes.
          “Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for Common Stock.
          “Deposit Account” means “deposit account,” as such term is defined in the UCC.
          “EBITDA” shall mean, for any period, net profit before taxes, interest expense (net of capitalized interest expense), depreciation expense and amortization expense, all in accordance with GAAP, excluding stock-based compensation expense, incentive compensation expense, cumulative effect of accounting changes and one-time, nonrecurring expenses, and less any income derived from extraordinary, non-recurring or non-cash events and excluding non-cash expenses.
          “Effective Date” means the date that the Registration Statement is first declared effective by the Commission.
          “Eligible Market” means any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Nasdaq Capital Market or the over-the-counter bulletin board (“OTC Bulletin Board”).
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Excluded Stock” means the issuance of Common Stock or Common Stock Equivalents (A) upon exercise or conversion of any options, warrants or convertible securities outstanding as of the date hereof and as described in Schedule 3.1(g) (provided that such exercise or conversion occurs in accordance with the terms thereof, without amendment or modification); (B) in connection with any issuance of shares or grant of equity awards (and the issuance of shares of Common Stock upon exercise thereof) to employees, officers, directors or consultants of the Company pursuant to a stock option plan or other incentive stock plan or pursuant to any employee benefit plan, in each case as in effect on the Closing Date and specified in Schedule 3.1(g) or as approved by the Board, and in an aggregate amount not to exceed 5% of the outstanding capital stock of the Company (or equivalent) on a fully-diluted basis in any calendar year, or (C) pursuant to a transaction described in Sections 11(a) and 11(b) of the Notes and Sections 9(a) and 9(b) of the Warrants; (F) the issuance of Common Stock as a result of an adjustment of the Conversion Price or Exercise Price of the Notes or Warrants pursuant to Section 11(d) of the Notes and Section 9(d) of the Warrants;
          “Filing Date” means the 30th day following the Closing Date with respect to the initial Registration Statement required to be filed hereunder, and, with respect to any additional Registration Statements that may be required pursuant to Section 6.1(f), the 25th day following the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement is required under such Section.
          “Governmental Authority” shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.
          “Government Bid” shall mean any offer to sell made by the Company or a Subsidiary prior to the Closing Date which, if accepted, would result in a Government Contract and for which an award has not been issued 30 days or more prior to the date of this Agreement.
          “Government Contract” shall mean any prime contract, subcontract, teaming agreement or arrangement, joint venture, basic ordering agreement, pricing agreement, letter contract, grant, cooperative agreement or other similar arrangement of any kind in excess of $250,000, between the Company or a Subsidiary on one hand, and (i) any Governmental Authority, (ii) any prime contractor of a Governmental Authority in its capacity as a prime contractor, or (iii) any subcontractor at any tier with respect to a contract with a Governmental Authority if such subcontractor is acting in its capacity as a subcontractor, on the other hand. A task, purchase or delivery order under a Government Contract shall not constitute a separate Government Contract, for purposes of this definition, but shall be part of the Government Contract to which it relates.
          “Guaranty” means that certain guaranty executed by each of the Subsidiaries in favor of the Agent each in the form of Exhibit A hereto.
          “Indebtedness” of any Person means (i) all indebtedness representing money borrowed which is created, assumed, incurred or guaranteed in any manner by such Person or for which such Person is responsible or liable (whether by guarantee of such indebtedness, agreement to purchase indebtedness of, or to supply funds to or invest in, others or otherwise), (ii) any direct or contingent obligations of such person arising under any letter of credit (including standby and commercial), bankers acceptances, bank guaranties, surety bonds and similar instruments, (iii) all Indebtedness of another entity secured by any Lien existing on property or assets owned by such Person, and (iv) any shares of capital stock having a redemption feature (not including shares issuable in respect of options to employees that may be redeemed at the Company’s option).

          “Intellectual Property” means all U.S. and foreign (a) inventions (whether patentable or whether or not reduced to practice), all improvements thereto, and all patents (including, without limitation, all U.S. and foreign patents, patent applications (including provisional applications) (“Patents”), invention disclosures and any and all divisions, continuations, continuations-in-part, reissues, re-examinations and extensions thereof) and design rights, (b) trademarks, trademark applications (including intent to use filings), trade names and service marks (whether or not registered), trade dress, logos, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all registered copyrights, sui generis database rights and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including source code, unpatented inventions, ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, financial information and business and marketing plans and proposals) (all of the foregoing collectively, “Trade Secrets”), (f) all computer software programs or applications (including data and related documentation) in both source and object code forms, (g) all copies and tangible embodiments of all of the foregoing (in whatever form or medium), and registrations and applications for any of the foregoing assets listed above in (a) through (g) and all other tangible and intangible proprietary information, materials and associated goodwill.
          “Losses” means any and all damages, fines, penalties, deficiencies, liabilities, claims, losses (including loss of value), judgments, awards, settlements, taxes, actions, obligations and costs and expenses in connection therewith (including, without limitation, interest, court costs and fees and expenses of attorneys, accountants and other experts, or any other expenses of litigation or other Proceedings or of any default or assessment).
          “Material Contract” means (A) any agreement which requires future expenditures by the Company or any Subsidiary in excess of $250,000 or which might result in payments to the Company or any Subsidiary in excess of $250,000, (B) any purchase or task order which might result in payments to the Company or any Subsidiary in excess of $250,000, (C) any employment agreements (not including at-will employment letters with employees), and (D) any agreement that is or would be required to be filed as an exhibit to the SEC Reports pursuant to Item 601(b)(10) of Regulation S-K of the Commission.
          “Notes” means the Series A Senior Secured Convertible Notes due on the third anniversary of the Closing Date with an aggregate principal face amount of $4,200,000 issued by the Company to the Purchasers hereunder in the form of Exhibit B hereto.
          “Options” means any rights, warrants or options to, directly or indirectly, subscribe for or purchase Common Stock or Convertible Securities.
          “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

          “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition.
          “Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.
          “Purchaser Counsel” means Proskauer Rose LLP, counsel to Hale Fund Management.
          “Registrable Securities” means the Underlying Shares issued or issuable pursuant to the Transaction Documents, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.
          “Registration Statement” means the initial registration statement required to be filed under Article VI and any additional registration statements contemplated by Section 6.1(f), including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.
          “Required Effectiveness Date” means (i) with respect to the initial Registration Statement required to be filed hereunder, the 90th day following the Closing Date, and (ii) with respect to any additional Registration Statements that may be required pursuant to Section 6.1(f), the 30th day following the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement is required under such Section.
          “Rule 144,” “Rule 415,” and “Rule 424” means Rule 144, Rule 415 and Rule 424, respectively, promulgated by the Commission pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
          “SEC Reports” has the meaning set forth in Section 3.1(h).
          “Securities” means the Notes and the Underlying Shares issued or issuable (as applicable) to the applicable Purchaser pursuant to the Transaction Documents.
          “Securities Act” means the Securities Act of 1933, as amended.
          “Security Agreements” means, collectively, the Company Security Agreement and the Subsidiary Security Agreements.

          “Short Sales” include, without limitation, all “short sales” as defined in Rule 3b-3 of the Exchange Act and include all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers having the effect of hedging the Securities or investments made under this Agreement.
          “Side Letter” means that certain side letter dated as of the Closing Date between the Company and Hale Fund Management in the form of Exhibit I.
          “Significant Subsidiary” shall have the meaning given to it under Regulation S-X Section 210.1-02(w).
          “Subsequent Placement” means any instance (or series of related transactions) in which the Company or any Subsidiary offers, sells, grants any option to purchase, or otherwise disposes of (or announces any offer, sale, grant or any option to purchase or other disposition of) any of its or any Subsidiary’s equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock or Common Stock Equivalents.
          “Subsidiary Security Agreements” means, collectively, those certain Subsidiary Security Agreements, dated as of the Closing Date, by and among each of the Subsidiaries and the Agent, as agent, as the same be amended, modified or supplemented from time to time, substantially in the form of Exhibit D, together with the security documents in respect of the Sudsidiaries organized in non-United States jurisdictions in the forms approved by the Agent.
          “Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, or (b) if the Common Stock is not then listed or quoted and traded on any Trading Market, then any Business Day.
          “Trading Market” means Nasdaq Small-Cap Market or any other primary Eligible Market or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.
          “Transaction Documents” means this Agreement, the Notes, the Warrants, the Guaranty, the Security Agreements, the Side Letter and any other documents, certificates or agreements executed or delivered in connection with the transactions contemplated hereby.
          “UCC” has the meaning ascribed thereto in the Company Security Agreement.
          “Underlying Shares” means the shares of Common Stock issuable (i) upon conversion of the Notes, (ii) upon exercise of the Warrants, and (iii) in satisfaction of any other obligation or right of the Company to issue shares of Common Stock pursuant to the Transaction Documents (including as payment of principal and/or interest under the Notes), and in each case, any securities issued or issuable in exchange for or in respect of such securities.

          “VWAP” means on any particular Trading Day or for any particular period the volume weighted average trading price per share of Common Stock on such date or for such period on an Eligible Market as reported by Bloomberg L.P., or any successor performing similar functions; provided, however, that during any period the VWAP is being determined, the VWAP shall be subject to adjustment from time to time for stock splits, stock dividends, combinations and similar events as applicable.
          “Warrant” means the Common Stock purchase warrants in the form of Exhibit G.
ARTICLE II.
PURCHASE AND SALE
     2.1 Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company the Notes and Warrants for an aggregate purchase price of $4,200,000, allocated among the Purchasers as reflected on Schedule 2.1. The Closing shall take place promptly after the satisfaction of the conditions to Closing set forth in Article V at the offices of the Purchaser Counsel or at such other location as the parties may agree.
     2.2 Closing Deliveries.
          (a) At the Closing, the Company shall deliver or cause to be delivered to each Purchaser the following:
               (i) a Series A Note registered in the name of such Purchaser, in the principal amount indicated below such Purchaser’s name on the signature page of this Agreement under the heading “Note Principal Amount”;
               (ii) a Warrant registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire such number of Underlying Shares indicated below such Purchaser’s name on the signature page of this Agreement under the heading “Warrant Shares”.
               (iii) the Company Security Agreement duly executed by the Company in favor of the Purchasers;
               (iv) the Subsidiary Security Agreements duly executed by the applicable Subsidiary in favor of the Purchasers;
               (v) the Guaranty executed by each Subsidiary;
               (vi) proper financing statements in form appropriate for filing under the Uniform Commercial Code of all jurisdictions that the Purchasers may reasonably deem necessary or desirable in order to perfect and protect the liens and security interests created under the Security Agreements, covering the collateral described in the Security Agreements;
               (vii) the legal opinion of Company Counsel, in the form of Exhibit E, executed by such counsel and delivered to the Purchasers;

               (viii) the Side Letter duly executed by the Company;
               (ix) the other documents and instruments required by Section 5.1 to be delivered as conditions to the Purchasers’ obligations hereunder; and
               (x) any other document reasonably requested by the Purchasers or Purchaser Counsel.
          (b) At the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following: (i) the purchase price indicated below such Purchaser’s name on the signature page of this Agreement under the heading “Purchase Price”, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose; and (ii) each Transaction Document to which such Purchaser is a signatory, duly executed by such Purchaser.
ARTICLE III.
REPRESENTATIONS AND WARRANTIES
     3.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchasers:
          (a) Subsidiaries.
               (i) The Company does not directly or indirectly control or own any interest in any other corporation, partnership, joint venture or other business association or entity, other than those listed in Schedule 3.1(a)(i) (each of which is referred to in the Transaction Documents as a “Subsidiary” and collectively as the “Subsidiaries”). Except as disclosed in Schedule 3.1(a) (i), the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction, other than restrictions on transfer under the Transaction Documents or arising under federal or state securities laws and regulations (collectively, “Liens”), and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.
               (ii) Except as set forth on Schedule 3.1(a)(ii), the Canadian Subsidiary has no assets (of any kind, tangible or intangible) other than office furniture, generates no receivables or Accounts and is not party to any contracts other than its lease of office space.
          (b) Organization and Qualification. Except as disclosed in Schedule 3.1(b), each of the Company and the Subsidiaries is an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation or bylaws. Except as disclosed in Schedule 3.1(b), each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (i) adversely affect the legality, validity or enforceability of any Transaction Document, (ii) have or result in a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) adversely impair the Company’s or any Subsidiary’s ability to perform fully on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”).
          (c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereunder and thereunder have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its stockholders (except as contemplated by Section 11 of the Warrants and Section 6 of the Notes). Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.
          (d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the Subsidiaries and the consummation by them of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation or bylaws, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or Governmental Authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of clause (ii) or (iii) above, as could not, individually or in the aggregate, have, or could reasonably be expected to result in, a Material Adverse Effect.
          (e) Filings, Consents and Approvals. Except as disclosed in Schedule 3.1(e), neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other Governmental Authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the filing by the Company with the Commission of the Registration Statement, the filing by the Company of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, the application(s) by the Company to each Trading Market for the listing of the Underlying Shares for trading thereon, the obtaining by the Company of stockholder approval as contemplated by Section 4.22 below, Section 11 of the Warrants and Section 6 of the Notes, and applicable Blue Sky filings (collectively, the “Required Approvals”).

          (f) Issuance of the Securities. The Securities have been duly authorized. The Notes and the Warrants have been, and the Underlying Shares or other securities issuable upon conversion of the Notes and upon exercise of the Warrants, when so issued in accordance with the terms of the Notes or the Warrants, as the case may be, will be, validly issued. The Notes and the Warrants are, and the Underlying Shares or other securities issuable upon conversion of the Notes or Warrants, when so issued in accordance with the terms of the Notes or Warrants, as the case may be, will be, fully paid and nonassessable and free of preemptive or similar rights. The Notes and the Warrants have been, and the Underlying Shares or other securities issuable upon conversion of the Notes and upon exercise of the Warrants, when so issued in accordance with the terms of the Notes or the Warrants, as the case may be, will be, issued in compliance with applicable securities laws, rules and regulations. The issuance and sale of the Securities contemplated hereby does not conflict with or violate any rules or regulations of the Trading Market. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock to be issued to the Purchasers upon conversion of the Notes, exercise of the Warrants or that are otherwise issuable pursuant to the other Transaction Documents.
          (g) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company is set forth in Schedule 3.1(g). No securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities and except as disclosed in Schedule 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Except as set forth in Schedule 3.1(g), the issue and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities, or to take any other action punitive to the Company or any Subsidiary. Schedule 3.1(g) contains a list of all stock option plans, stock purchase plans and management grants, in each case as reflected on the Closing Date, true and complete copies of which have been delivered to the Purchasers.
          (h) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such materials) (the foregoing materials being collectively referred to herein as the “SEC Reports” and, together with the Schedules to this Agreement, the “Disclosure Materials”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial (individually and in the aggregate), year-end audit adjustments and the absence of footnotes.
          (i) Taxes. Except as set forth in Schedule 3.1(i), the Company and the Subsidiaries have prepared and timely filed all income tax returns and other material tax returns that are required to be filed, and have paid, or made provision in accordance with GAAP for the payment of, all taxes that have or may have become due pursuant to said returns or pursuant to any assessments that have been received by the Company or the Subsidiaries. All tax returns are true and correct in all material respects. All taxes shown to be due and payable by the Company or the Subsidiaries have been paid or will be paid prior to the time they become delinquent. To the Company’s knowledge there is no liability for any tax to be imposed upon its or any of its Subsidiaries’ properties or assets as of the date of this Agreement for which adequate provision has not been made. No material tax returns of the Company have been audited, and to the Company’s knowledge, no deficiency assessment or proposed adjustment of the Company’s or the Subsidiaries material taxes is pending.
          (j) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) that are material or exceed the amount of $650,000, other than (A) trade payables and accrued expenses incurred in the ordinary course of business and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP (including, without limitation, the footnotes thereto) or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, other than the Incentives specified in Schedule 3.1(j). The Company does not have pending before the Commission any request for confidential treatment of information. Neither the Company nor any Affiliate of the Company (including, without limitation, any pension plan, employee stock option plan or similar plan) has purchased or sold any securities of the Company within the 90 days preceding the date hereof.
          (k) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) except as disclosed in Schedule 3.1(k), could, if there were an unfavorable decision, individually or in the aggregate, have or result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor, to the Company’s knowledge, any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as specifically set forth in Schedule 3.1(k). There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such). The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.
          (l) Labor Relations. Except as set forth in Schedule 3.1(l), no material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.
          (m) Employee Benefit Plans.
               (i) Except as set forth in Schedule 3.1(m)(i), the Company and the Subsidiaries have no employment agreements, labor or collective bargaining agreements and there are no material employee benefit or compensation plans, agreements, arrangements or commitments (including “employee benefit plans,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) or any other plans, policies, trust funds or arrangements (whether written or unwritten, insured or self-insured) established, maintained, sponsored or contributed to (or with respect to any obligation that has been undertaken) by the Company, any Subsidiary or any entity that would be treated as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”) or Section 4001 of ERISA (an “ERISA Affiliate”) for any employee, officer, director, consultant or stockholder or their beneficiaries of the Company or any Subsidiary or with respect to which the Company or any Subsidiary has liability, or makes or has an obligation to make contributions on behalf of any such employee, officer, director, consultant or stockholder or beneficiary (each a “Company Employee Plan” and collectively the “Company Employee Plans”).
               (ii) Except as set forth in Schedule 3.1(m)(ii), and except for medical reimbursement spending accounts under Code Section 125, each Company Employee Plan that is an employee welfare benefit plan as defined under Section 3(l) of ERISA is funded through an insurance company contract. Except as set forth in Schedule 3.1(m)(ii), each Company Employee Plan by its terms and operation is in material compliance with all applicable laws and all required filings, if any, with respect to such Company Employee Plan have been timely made. Except as set forth in Schedule 3.1(m)(ii), neither the Company, any Subsidiary nor any ERISA Affiliate has at any time maintained, contributed to or been required to contribute to or has (or has had) any liability with respect to, any plan subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA, including, without limitation, any “multiemployer plan” (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code) or any

single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) which is subject to Sections 4063, 4064 and 4069 of ERISA. The Company’s various non-qualified deferred compensation plans satisfy the requirements of Section 201(2) of ERISA. Except as set forth in Schedule 3.1(m)(ii), the events contemplated by this Agreement (either alone or together with any other event) will not (A) entitle any employees, director or stockholder (including without limitation to George T. Jimenez) of the Company or any Subsidiary (whether current, former or retired) or their beneficiaries to severance pay, or any other payment pursuant to such Person’s employment agreement with the Company, unemployment compensation, or other similar payments under any Company Employee Plan or law, (B) accelerate the time of payment or vesting or increase the amount of benefits due under any Company Employee Plan or compensation to any employees of the Company or any Subsidiary or (C) result in any payments (including any payment that could be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code)) under any Company Employee Plan or Law becoming due to any employee, director or stockholder of the Company or any Subsidiary (whether current, former or retired) or their beneficiaries. Except as set forth in Schedule 3.1(m)(ii), no amount payable under any Company Employee Plan would fail to be deductible under Code Section 162(m). No severance payment or change of control payment or similar payment is currently payable to any executive officer or director of the Company, whether as a result of the transactions contemplated hereby or otherwise.
               (iii) Except as set forth in Schedule 3.1(m)(iii),with respect to each of the Company Employee Plans: (1) each Company Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a determination letter, opinion letter, advisory letter or notification letter, as applicable, from the Internal Revenue Service (the “IRS”) regarding its qualified status under the Code for all amendments required prior to the Economic Growth and Tax Relief Reconciliation Act of 2001 or, if reliance is permitted, relies on the favorable opinion letter or advisory letter of the master and prototype or volume submitter plan sponsor of such plan, and nothing has occurred, whether by action or by failure to act, that caused or could cause the loss of such qualification or the imposition of any penalty or tax liability; (2) all payments required by the Company Employee Plans, any collective bargaining agreement or other agreement, or by applicable law (including, without limitation, all contributions, insurance premiums or intercompany charges) with respect to all periods through the date of the Closing Date shall have been made prior to the Closing Date (on a pro rata basis where such payments are otherwise discretionary at year end) or provided for by the Company as applicable, in accordance with the provisions of each of the Company Employee Plans, applicable law and GAAP; (3) no action has been instituted or commenced or, to the knowledge of the Company, has been threatened or is anticipated against any of the Company Employee Plans (other than non-material routine claims for benefits and appeals of such claims), any trustee or fiduciaries thereof, the Company, any Subsidiary or any ERISA Affiliate, any director, officer or employee thereof, or any of the assets of any trust of any of the Company Employee Plans; and (4) no Company Employee Plan is or is expected to be under audit or investigation by the IRS, Department of Labor or any other governmental entity and no such completed audit, if any, has resulted in the imposition of any tax or penalty.
          (n) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the

Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any Governmental Authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters; except in each case as could not, individually or in the aggregate, have, or could reasonably be expected to result in, a Material Adverse Effect.
          (o) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.
          (p) Title to Assets. Neither the Company nor any of the Subsidiaries owns any real property. The Company and the Subsidiaries have good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.
          (q) Patents and Trademarks. Except as set forth in Schedule 3.1(q), the Company and the Subsidiaries own, or possesses a valid and enforceable written license to use, all Intellectual Property that is material to their respective businesses as described in the SEC Reports, as currently conducted (collectively, the “Company Intellectual Property Rights”). To the Company’s knowledge, the operation of the business of the Company and the Subsidiaries, and the products or services in development or which are marketed or sold (or proposed to be marketed or sold) by the Company or any Subsidiary, do not violate any license or infringe any Intellectual Property rights of any party. To the knowledge of the Company and the Subsidiaries, there is no material unauthorized use, infringement or misappropriation of any Company Intellectual Property Rights by any third party. Except as set forth in Schedule 3.1(q), other than with respect to commercially available software products which the Company or the Subsidiaries license under standard end-user object code license agreements, there are no outstanding material options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to any Company Intellectual Property Rights. Except as set forth in Schedule 3.1(q), neither the Company nor any Subsidiary is obligated to make to any third party any payments related to the Company Intellectual Property Rights. Except as set forth in Schedule 3.1(q), neither the Company nor any Subsidiary has agreed to indemnify any third party with respect to any Intellectual Property. No third party has made a claim in writing received by the Company or any Subsidiary that the Company or any Subsidiary has violated or, by conducting their business, would violate any Intellectual Property rights of any other person or entity and, to the knowledge of the Company, no such claim has been threatened. Each employee, former employee, contract worker, agent, consultant other service provider and contractor who has contributed to or participated in the conception or development of the Company Intellectual Property Rights in any material respect has assigned to the Company or the Subsidiaries all Intellectual Property rights he or she owns that are related to the respective businesses of the Company and the Subsidiaries as now conducted or as now proposed to be conducted. Except as set forth in Schedule 3.1(q), all of the Company Intellectual Property Rights which are registered or have been filed for registration with any third party are in good standing and all of the fees and filings due with respect thereto have been duly made, and the Company has previously provided true and correct copies of all of the foregoing to Purchasers. No claims or, to the Company’s knowledge, investigations challenging or threatening the validity, enforceability, effectiveness or ownership by the Company or any of its Subsidiaries of any Company Intellectual Property Rights have been made or are outstanding. No open source or public library software, including any version of any software licensed pursuant to any GNU or other public license, is, in whole or in part, embodied or incorporated in the Company Intellectual Property, and the Companies are not otherwise bound by any terms thereof. Neither the Company nor any of its Subsidiaries is or, as a result of the execution or delivery of this Agreement, or the performance of the Company’s obligations hereunder, will be in violation of any license, sublicense, agreement or instrument involving Company Intellectual Property Rights to which the Company or any of its Subsidiaries is a party or otherwise bound (an “Intellectual Property Agreement”), nor will the execution or delivery of this Agreement, or the performance of the Company’s obligations hereunder, cause the diminution, license, transfer, termination or forfeiture of the Company’s or any of its Subsidiaries’ rights in any Company Intellectual Property Rights. Each of the Company and the Subsidiaries has taken commercially reasonable measures to protect the proprietary nature of the Company Intellectual Property Rights and to maintain in confidence all trade secrets and confidential information owned or used by the Company or any of its Subsidiaries and included in the Company Intellectual Property Rights. The source code and system documentation relating to any software programs included in or developed for inclusion in the Company’s or any of its Subsidiaries’ products (including all software programs embedded or incorporated in the Company’s or any of its Subsidiaries’ products) (i) have at all times been maintained in confidence, (ii) have been disclosed by the Company and its Subsidiaries only to employees or third parties who are bound by appropriate nondisclosure obligations, (iii) have not been licensed, sold or disclosed to any third party, and (iv) are not the subject of any escrow or similar agreement or arrangement giving any third party rights in or to such source code and/or system documentation upon the occurrence of certain events, other than any such rights that (A) are not material, (B) do not impair the use by the Company or any Subsidiary of any of the Company Intellectual Property Rights or (C) require the Company to make any payments to such third parties.
          (r) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonably prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with the market for the Company’s and such Subsidiaries’ respective lines of business.

          (s) Transactions With Affiliates and Employees. Except as set forth in Schedule 3.1(s), none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.
          (t) Internal Accounting Controls. Except as set forth in Schedule 3.1(t), the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
          (u) Solvency. The Company is able to pay its debts (including trade debts) as they mature; the fair saleable value of the Company’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; and the Company is not left with unreasonably small capital after the transactions contemplated by the Transaction Documents.
          (v) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by a Purchaser pursuant to written agreements executed by such Purchaser which fees or commissions shall be the sole responsibility of such Purchaser) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold harmless the Purchasers, their employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney’s fees) and expenses suffered in respect of any such claimed or existing fees, as such fees and expenses are incurred.
          (w) Private Placement. Assuming the accuracy of each Purchaser’s representations and warranties set forth in Section 3.2(b)-(e), (i) no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers under the Transaction Documents, and (ii) the issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

          (x) Form S-3 Eligibility. The Company is eligible to register the resale of its Common Stock for resale by the Purchasers under Form S-3 promulgated under the Securities Act.
          (y) Listing and Maintenance Requirements. Except as specifically disclosed in the SEC Reports, the Company has not, in the two years preceding the date hereof, received notice (written or oral) from any Eligible Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Eligible Market. The Company is in compliance with all such listing and maintenance requirements.
          (z) Registration Rights. Except as described in Schedule 3.1(z), the Company has not granted or agreed to grant to any Person any rights (including “piggy back” registration rights) to have any securities of the Company registered with the Commission or any other Governmental Authority that have not been satisfied.
          (aa) Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.
          (bb) Disclosure. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.
          (cc) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Purchaser’s purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives. The Company further acknowledges that no Purchaser has made any promises or commitments other than as set forth in this Agreement, including any promises or commitments for any additional investment by any such Purchaser in the Company.

          (dd) Investment Company. The Company is not, and is not an Affiliate of, an investment company within the meaning of the Investment Company Act of 1940, as amended.
          (ee) Ranking. Except as set forth on Schedule 3.1(ee) and except for Indebtedness permitted under Section 4.10(a) of this Agreement, as of the date of this Agreement, no Indebtedness of the Company is senior to or pari passu with the Notes in right of payment, whether with respect to principal, interest or upon liquidation or dissolution, or otherwise.
          (ff) Sarbanes-Oxley Act. Except as set forth in Schedule 3.1(ff), the Company is in compliance with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the Commission thereunder in effect as of the date of this Agreement, except where such noncompliance could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.
          (gg) Material Contracts.
               (i) Assuming the due execution and delivery by the other parties thereto, each of the Material Contracts is as of the date hereof legal, valid and binding, and in full force and effect, and enforceable in accordance with its terms, subject to (A) laws of general application relating to bankruptcy, insolvency, and relief of debtors, and (B) rules of law governing specific performance, injunctive relief, or other equitable remedies. There is no material breach, violation or default by the Company or any of the Subsidiaries (or, to the Company’s knowledge, any other party) under any such Material Contract, and no event (including, without limitation, the transactions contemplated by the Transaction Documents) has occurred which, with notice or lapse of time or both, would (1) constitute a material breach, violation or default by the Company or any Subsidiary (or, to the Company’s knowledge, any other party) under any such Material Contract, or (2) give rise to any Lien (other than a Lien permitted pursuant to Section 4.10(b)) or right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration against the Company or any Subsidiary under any such Material Contract. Except as set forth in Schedule 3.1(gg)(i), neither the Company nor any Subsidiary is and, to the Company’s knowledge, no other party to any such Material Contract is in arrears in respect of the performance or satisfaction of any material terms or conditions on its part to be performed or satisfied under any of such Material Contract, and neither the Company nor any Subsidiary has and, to the Company’s knowledge, no other party thereto has granted or been granted any material waiver or indulgence under any of such Material Contract or repudiated any provision thereof.
               (ii) The Company has provided or made available to the Purchasers complete copies of each of the Material Contracts, including all schedules, exhibits and attachments thereto.
          (hh) Suppliers and Customers. Since September 31, 2006 none of the Company’s or any Subsidiaries’ suppliers, vendors, or customers has: (i) terminated or cancelled a Material Contract or business relationship involving an amount in excess of $250,000; (ii) threatened to terminate or cancel a Material Contract or business relationship involving an amount in excess of $250,000; (iii) expressed dissatisfaction with the performance of the

Company or any Subsidiary with respect to a Material Contract or business relationship involving an amount in excess of $250,000; or (iv) demanded any modification, termination or limitation of a Material Contract or business relationship involving an amount in excess of $250,000 with the Company or any Subsidiary. The Company has provided to the Purchasers a list of the 10 largest suppliers and 10 largest customers of the Company and the Subsidiaries as of the date hereof, based on the dollar amount of sales for the period from January 1, 2005 through December 31, 2006.
          (ii) Environmental Matters.
               (i) The Company and the Subsidiaries comply and have at all times complied with all federal, state and local laws, judgments, decrees, orders, consent agreements, authorizations, permits, licenses, rules, regulations, common or decision law (including, without limitation, principles of negligence and strict liability) relating to the protection, investigation or restoration of the environment (including, without limitation, natural resources) or the health or safety matters of humans and other living organisms, including the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Federal Clean Water Act, as amended, the Federal Clean Air Act, as amended, the Toxic Substances Control Act, or any state and local analogue (hereinafter “Environmental Laws”), except where the failure to comply could not reasonably be expected to have a Material Adverse Effect.
               (ii) Except as set forth in Schedule 3.1(ii), (A) the Company has no knowledge of any claim, and neither it nor any Subsidiary has received notice of a written complaint, order, directive, claim, request for information or citation, and to the Company’s knowledge no proceeding has been instituted raising a claim against the Company or any predecessor or any of their respective real properties, formerly owned, leased or operated or other assets indicating or alleging any damage to the environment or any liability or obligation under or violation of any Environmental Law and (B) neither the Company nor any Subsidiary is subject to any order, decree, injunction or other directive of any Governmental Authority.
               (iii) Except as set forth in Schedule 3.1(ii), (A) neither the Company nor any Subsidiary has used and, to the Company’s knowledge, no other person has used any portion of any property currently used or formerly owned, operated or leased by the Company or any Subsidiary for the generation, handling, processing, treatment, storage or disposal of any hazardous materials except in accordance with applicable Environmental Laws; (B) neither the Company nor any Subsidiary owns or operates any underground tank or other underground storage receptacle for hazardous materials, any asbestos-containing materials or polychlorinated biphenyls, and, to the Company’s knowledge, no underground tank or other underground storage receptacle for hazardous materials, asbestos-containing materials or polychlorinated biphenyls is located in any portion of any property currently owned, operated or leased by the Company and (C) to the Company’s knowledge, the Company has not caused or suffered to occur any releases or threatened releases of hazardous materials on, at, in, under, above, to, from or about any property currently used or formerly owned, operated or leased by the Company or any Subsidiary.

          (jj) Export Controls. None of the Company, any Subsidiary or, to the Company’s knowledge, the Company’s or a Subsidiary’s employees have violated any law pertaining to export controls, technology transfer or industrial security including, without limitation, the Export Administration Act, as amended, the International Emergency Economic Powers Act, as amended, the Arms Export Control Act, as amended, the National Industrial Security Program Operating Manual, as amended, or any regulation, order, license or other legal requirement issued pursuant to the foregoing (including, without limitation, the Export Administration Regulations and the International Traffic in Arms Regulations). Neither the Company, any Subsidiary nor, to the Company’s knowledge, any employee of the Company or any Subsidiary is the subject of an action by a Governmental Authority that restricts such person’s ability to engage in export transactions.
          (kk) Foreign Corrupt Practices Act. Neither the Company, any Subsidiary nor, to the Company’ knowledge, any employee of the Company or any Subsidiary has violated the United States Foreign Corrupt Practices Act, as amended, in any material respect. To the Company’s knowledge, no stockholder, director, officer, employee or agent of the Company or of a Subsidiary has, directly or indirectly, made or agreed to make, any unlawful or illegal payment, gift or political contribution to, or taken any other unlawful or illegal action, for the benefit of any customer, supplier, governmental employee or other Person who is or may be in a position to assist or hinder the business of the Company or a Subsidiary.
          (ll) Government Contracts.
               (i) The Company has provided to the Purchasers a true and correct list of each Government Contract which is in effect as of the date of this Agreement and Government Bid. None of such Government Contracts is a Material Contract.
               (ii) Except as set forth in Schedule 3.1(ll)(ii), (A) the Company and each Subsidiary has fully complied, in all material respects, with the terms and conditions of each Government Contract and Government Bid to which it is a party; (B) the Company and each Subsidiary has complied in all material respects with all requirements of any law pertaining to such Government Contract or Government Bid; (C) all representations and certifications made by the Company and each Subsidiary with respect to such Government Contract or Government Bid were accurate, current and complete in all material respects as of their effective date; (D) neither the Company nor any Subsidiary is in violation, or currently alleged to be in violation, in any material respect of the False Statements Act, as amended, the False Claims Act, as amended, or any other federal requirement relating to the communication of false statements or submission of false claims to a Governmental Authority; and (E) no termination or default notice, cure notice or show cause notice has been issued to the Company or any Subsidiary and remains unresolved, and the Company has no knowledge of any plan or proposal of any entity to issue any such notice.
               (iii) Except as set forth in Schedule 3.1(ll)(iii), (A) to the Company’s knowledge, none of the Company’s or a Subsidiary’s employees, consultants or agents is (or during the last five years has been) under administrative, civil or criminal investigation or indictment by any Governmental Authority with respect to the conduct of the business of the Company or a Subsidiary; (B) to the Company’s knowledge, there is no pending audit or investigation of the Company or any of its officers, employees or representatives or a Subsidiary or any of its officers, employees or representatives nor within the last five years has there been any audit or investigation of the Company or any of its officers, employees or representatives or a Subsidiary or any of its officers, employees or representatives resulting in an adverse finding with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract or Government Bid; and (C) during the last five years, neither the Company nor any Subsidiary has made any voluntary disclosure in writing to the Government or any other Governmental Authority with respect to any alleged irregularity, misstatement or omission arising under or relating to a Governmental Contract or Government Bid that has led to any of the consequences set forth in clause (A) or (B) of the immediately preceding sentence or any other material damage, penalty assessment, recoupment of payment or disallowance of cost.
               (iv) Except as set forth in Schedule 3.1(ll)(iv), there are (A) no outstanding written claims against the Company, either by any Governmental Authority or by any prime contractor, subcontractor, vendor or other third party arising under or relating to any Government Contract or Government Bid, and (B) to the Company’s knowledge, no outstanding disputes (i) between the Company or a Subsidiary, on the one hand, and the Government or any Governmental Authority, on the other hand, under the Contract Disputes Act or any other Federal statute, or (ii) between the Company or a Subsidiary, on the one hand, and any prime contractor, subcontractor or vendor, on the other hand, arising under or relating to any Government Contract or Government Bid.
               (v) The rates and rate schedules submitted to the Government with respect to the Government Contracts have been audited and closed out for all years prior to 2003.
               (vi) None of the Government Contracts are subject to termination by a Governmental Authority as a result of the consummation of the transactions contemplated by the Transaction Documents.
          (mm) No Suspension or Debarment. Neither the Company nor any Subsidiary during the last five (5) years has been and, to the Company’s knowledge, none of their respective employees, consultants or agents during the last five (5) years has been suspended or debarred from eligibility for award of contracts with any Governmental Authority or is or was the subject of a finding of non-responsibility or ineligibility for government contracting. During the past five (5) years, no government contracting suspension or debarment action has been threatened or commenced against the Company or a Subsidiary, or, to the Company’s knowledge, any of its officers or employees. The Company does not have knowledge of a valid basis, nor specific circumstances that are or, with the passage of time, would likely become a basis for the Company’s or a Subsidiary’s suspension or debarment from award of contracts with the Government.
          (nn) No Event of Default. After giving effect to the transactions contemplated by this Agreement to occur at the Closing, no Event of Default (used herein as defined in the Notes) has occurred and is continuing.
     3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, as to itself only and for no other Purchaser, represents and warrants to the Company as follows:

          (a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, limited liability company or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by such Purchaser of the Transaction Documents to which it is a party have been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser. Each of the Transaction Documents to which such Purchaser is a party has been duly executed by such Purchaser and, when delivered by such Purchaser in accordance with terms hereof, will constitutes the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms.
          (b) Investment Intent. Such Purchaser is acquiring the Securities as principal for its own account for investment purposes and not with a view to distributing or reselling such Securities or any part thereof in violation of applicable securities laws, without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Securities for any period of time. Such Purchaser understands that the Securities have not been registered under the Securities Act, and therefore the Securities may not be sold, assigned or transferred unless pursuant to (i) a registration statement under the Securities Act is in effect with respect thereto or (ii) an available exemption from the registration requirements of the Securities Act.
          (c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act. Such Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act.
          (d) Experience of such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.
          (e) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.
          (f) No Short Sales. Such Purchaser has not, directly or indirectly, nor has any Person acting on behalf of or at the direction of such Purchaser, engaged in any Short Sales involving the Company’s Common Stock since January 1, 2007.

     The Company acknowledges and agrees that each Purchaser does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.
ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES
     4.1 Transfer Restrictions.
          (a) The Securities may only be disposed of pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company or pursuant to Rule 144(k), except as otherwise set forth herein, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its transfer agent, without any such legal opinion, any transfer of Securities by a Purchaser to an Affiliate of such Purchaser, provided that the transferee certifies to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement (and any other applicable Transaction Document) and shall have the rights of a Purchaser under this Agreement.
          (b) The Purchasers agree to the imprinting on any certificate evidencing Securities, except as otherwise permitted by Section 4.1(c), of a restrictive legend in substantially the form as follows, together with any additional legend required by (i) any applicable state securities laws and (ii) any securities exchange upon which such Securities may be listed:
[NEITHER] THESE SECURITIES [NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE] HAVE [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES [AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

          (c) Certificates evidencing Securities shall not be required to contain the legend set forth in Section 4.1(b) (i) if a Registration Statement covering the resale of such Securities under the Securities Act is effective, (ii) following any sale of such Securities in compliance with Rule 144, (iii) if such Securities are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent in connection with any transfer occurring after the Effective Date. Following the Effective Date or at such earlier time as a legend is no longer required for certain Securities, the Company will no later than three Trading Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a legended certificate representing such Securities, deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends provided in this Agreement. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in Section 4.1(b).
          (d) The Company acknowledges and agrees that a Purchaser may from time to time pledge or grant a security interest in some or all of the Securities in connection with a bona fide margin agreement secured by the Securities and, if required under the terms of such agreement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.
     4.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities (including the Underlying Shares) will result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Securities (including the Underlying Shares) pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim that the Company may have against any Purchaser.
     4.3 Furnishing of Information. As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon the request of any Purchaser, the Company shall deliver to such Purchaser a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with paragraph (c) of Rule 144 such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request to satisfy the provisions of Rule 144 applicable to the issuer of securities relating to transactions for the sale of securities pursuant to Rule 144.
     4.4 Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.
     4.5 Reservation and Listing of Securities.
          (a) The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.
          (b) The Company shall (i) prepare and timely file with each Trading Market an additional shares listing application covering all of the shares of Common Stock issued or issuable under the Transaction Documents, (ii) use reasonable best efforts to cause such shares of Common Stock to be approved for listing on each Trading Market as soon as practicable thereafter, (iii) provide to the Purchasers evidence of such listing, and (iv) use reasonable best efforts to maintain the listing of such Common Stock on each such Trading Market or another Eligible Market.
          (c) In the case of a breach by the Company of Section 4.5(a), in addition to the other remedies available to the Purchasers, the Purchasers shall have the right to require the Company to either: (i) use its best efforts to obtain the required shareholder approval necessary to permit the issuance of such shares of Common Stock as soon as is possible, but in any event not later than the 90th day after such notice, or (ii) within five Trading Days after delivery of a written notice, pay cash to such Purchaser, as liquidated damages and not as a penalty, in an amount equal to the number of shares of Common Stock not issuable by the Company times 115% of the average Closing Price over the five Trading Days immediately prior to the date of such notice or, if greater, the five Trading Days immediately prior to the date of payment (the “Cash Amount”). If the exercising or converting Purchaser elects the first option under the preceding sentence and the Company fails to obtain the required shareholder approval on or prior to the 90th day after such notice, then within three Trading Days after such 90th day, the Company shall pay the Cash Amount to such Purchaser, as liquidated damages and not as a penalty or as an exclusive remedy hereunder.

     4.6 Subsequent Placements.
          (a) From the date hereof until the Effective Date, the Company will not, directly or indirectly, effect any Subsequent Placement.
          (b) From the Effective Date and for so long as the Notes are outstanding, the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4.6.
               (i) The Company shall deliver to each Purchaser a written notice (the “Offer”) of any proposed or intended issuance or sale or exchange of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the Persons or entities to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with each Purchaser (A) a pro rata portion of the Offered Securities based on such Purchaser’s pro rata portion of the aggregate principal amount of the Notes purchased hereunder (the “Basic Amount”), and (B) with respect to each Purchaser that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Purchasers as such Purchaser shall indicate it will purchase or acquire should the other Purchasers subscribe for less than their Basic Amounts (the “Undersubscription Amount”).
               (ii) To accept an Offer, in whole or in part, a Purchaser must deliver a written notice to the Company prior to the end of the 10 Trading Day period after the Offer, setting forth the portion of the Purchaser’s Basic Amount that such Purchaser elects to purchase and, if such Purchaser shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Purchaser elects to purchase (in either case, the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Purchasers are less than the total of all of the Basic Amounts, then each Purchaser who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Purchaser who has subscribed for any Undersubscription Amount shall be entitled to purchase on that portion of the Available Undersubscription Amount as the Basic Amount of such Purchaser bears to the total Basic Amounts of all Purchasers that have subscribed for Undersubscription Amounts, subject to rounding by the Board of Directors to the extent its deems reasonably necessary.
               (iii) The Company shall have twenty (20) Trading Days from the expiration of the period set forth in Section 4.6(d)(ii) above to issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Purchasers (the “Refused Securities”), but only to the offerees described in the Offer and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer.

               (iv) In the event the Company shall propose to sell less than all of the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4.6(d)(iii) above), then each Purchaser may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the Purchaser elected to purchase pursuant to Section 4.6(d)(ii) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Purchasers pursuant to Section 4.6(c)(ii) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Purchaser so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Purchasers in accordance with Section 4.6(d)(i) above.
               (v) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Purchasers shall acquire from the Company, and the Company shall issue to the Purchasers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4.6(d)(iv) above if the Purchasers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Purchasers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Purchasers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Purchasers and their respective counsel.
               (vi) Any Offered Securities not acquired by the Purchasers or other persons in accordance with Section 4.6(d)(iii) above may not be issued, sold or exchanged until they are again offered to the Purchasers under the procedures specified in this Agreement.
          (c) The restrictions contained in this Section 4.6 shall not apply to issuances of Excluded Stock.
          (d) If at any time while any Note is outstanding the Company proposes to directly or indirectly effect a Subsequent Placement, then the Company shall offer to repurchase an amount of each Purchaser’s Note for an aggregate price (as determined below) equal to the lesser of (A) the aggregate amount of the Subsequent Placement, and (B) the aggregate amount required to repurchase all of the Notes pursuant to this Section 4.6(d). All Notes repurchased under this Section 4.6(d) shall be repurchased at a price equal to the outstanding principal amount of the Notes purchased, plus all accrued but unpaid interest thereon through the date of payment.
     4.7 Conversion Procedures. The form of Exercise Notice included in the Warrants and the form of Holder Conversion Notice included in the Notes set forth the totality of the procedures required by the Purchasers in order to exercise the Warrants or convert the Notes. No additional legal opinion or other information or instructions shall be necessary to enable the Purchasers to convert their Notes. The Company shall honor exercises of the Warrants and conversions of the Notes and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

     4.8 Securities Laws Disclosure; Publicity. On the Business Day following the Closing Date, the Company shall issue a press release reasonably acceptable to the Purchasers disclosing the transactions contemplated hereby. Within one Business Day of the Closing Date, the Company shall file a Current Report on Form 8-K with the Commission (the “8-K Filing”) describing the material terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K this Agreement and the form of Notes, in the form required by the Exchange Act. Thereafter, the Company shall timely file any filings and notices required by the Commission or applicable law with respect to the transactions contemplated hereby and provide copies thereof to the Purchasers promptly after filing. The Company shall, at least two Trading Days prior to the filing or dissemination of any disclosure required by the foregoing, provide a copy thereof to the Purchasers for their review; provided, however, that the Company shall only be required to provide a copy of the 8-K Filing to the Purchasers one day prior to such filing. The Company and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or Trading Market with respect to the transactions contemplated hereby, and neither party shall issue any such press release or otherwise make any such public statement, filing or other communication without the prior consent of the other, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement, filing or other communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act, the proxy statement to be filed pursuant to Section 4.22 and any application to list additional shares filed with the Trading Market), without the prior written consent of such Purchaser, except to the extent such disclosure is required by law, Trading Market regulations or the Commission or Nasdaq, in which case the Company shall provide the Purchasers with prior notice of such disclosure. If at any time the Purchasers do not have a designee or observer on the Company’s Board of Directors, the Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide any Purchaser with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing without the express written consent of such Purchaser. In connection with any conversion under any Note or at any other time requested by any Purchaser, the Company will confirm to such Purchaser in writing that the Company does not believe that such Purchaser, or any employee, officer, director, agent or representative of such Purchaser, has been provided any material non-public information relating to the Company by the Company or any Subsidiary, or any of their respective employees, officers, directors, agents or representatives. In the event that the Company is unable to make such confirmation, or any Purchaser otherwise requests, the Company will make public disclosure of any information in the possession of such Purchaser which the Company or such Purchaser believes might constitute material non-public information relating to the Company. No Purchaser shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, shareholders or agents for any such disclosure. Subject to the foregoing, neither the Company nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any

Purchaser, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Purchaser shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Each press release disseminated by the Company during the 12 months prior to the Closing Date did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not materially misleading.
     4.9 Use of Proceeds. The Company shall use substantially all of the net proceeds from the sale of the Securities hereunder for working capital and general corporate purposes.
     4.10 Indebtedness; Liens.
          (a) At any time after the date of this Agreement, neither the Company nor any Subsidiary shall create, incur, assume or suffer to exist any Indebtedness, other than: (i) trade Indebtedness incurred to finance the purchase of equipment, components and other similar property and operating assets, in each case, in the ordinary course of business consistent with past practice; (ii) inter-company Indebtedness between the Company and any Significant Subsidiary incurred in the ordinary course of business and consistent with past practice; and (iii) Indebtedness for borrowed money satisfying all of the following conditions: (A) such Indebtedness is fully subordinated to the Notes pursuant to a subordination agreement satisfactory to the Purchasers, (B) the amount of such Indebtedness, together with all other Indebtedness permitted pursuant to this clause (iii), does not exceed $2,500,000 in amount, and (C) the Company has complied with Section 3(c) of the Notes in respect of such Indebtedness.
          (b) At any time after the date of this Agreement, neither the Company nor any Subsidiary shall create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than: (i) Liens incurred by the Company or the Subsidiaries, pursuant to the financings permitted under Section 4.10(a) above; (ii) Liens pursuant to the Security Agreements; (iii) mechanics’ Liens arising by operation of law or that are not material in amount and Liens arising from taxes, assessments, charges or claims that are not yet due or that remain payable without penalty; and (iv) Liens on real property that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries.
          (c) The provisions of this Section 4.10 shall terminate and be of no further force or effect upon the conversion or indefeasible repayment in full of the Notes and all accrued interest thereon and any and all expenses or liabilities relating thereto for which the Company is liable hereunder or under any of the other Transaction Documents.
     4.11 Repayment of Notes. Each of the parties hereto agrees that (a) all repayments of the Notes (including any accrued interest thereon) by the Company (other than by conversion of the Notes) will be paid pro rata to the holders thereof based upon the principal amount then outstanding to each of such holders, and (b) except as otherwise set forth herein, all payments on the Notes shall be applied to the payment of accrued but unpaid interest before being applied to the payment of the principal.

     4.12 No Impairment. At all times after the date hereof, the Company will not take or permit any action, or cause or permit any Subsidiary to take or permit any action that impairs or adversely affects the rights of the Purchasers under any Transaction Document.
     4.13 Fundamental Changes. In addition to any other rights provided by law or set forth herein, from and after the date of this Agreement and for so long as any Note remains outstanding, neither the Company nor any Subsidiary shall, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the outstanding principal face amount of the Notes:
          (a) dissolve, liquidate or merge or consolidate with or into another Person, or dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person;
          (b) purchase, redeem (other than pursuant to the Company’s stock option plan or similar employee incentive plan as described in Schedule 3.1(g) giving the Company the right to repurchase shares at cost upon the termination of an employee’s or director’s services) or set aside any sums for the purchase or redemption of, or declare or pay any dividend (including a dividend payable in stock of the Company) or make any other distribution with respect to, any shares of capital stock or any other securities that are convertible into or exercisable for such stock;
          (c) sell, dispose or otherwise transfer any assets or property with a value equal to or greater than $100,000, except in the ordinary course of business consistent with past practice;
          (d) make any material change to its accounting or tax methods;
          (e) fail to maintain its corporate existence, or change the nature of the Company’s principal business to any business which is fundamentally distinct and separate from the business currently conducted by the Company;
          (f) cause or permit any Subsidiary of the Company directly or indirectly to take any actions described in clauses (a) through (e) above; or
          (g) enter into any agreement to do any of the foregoing.
     4.14 Indemnification.
          (a) If any Purchaser or any of its Affiliates or any officer, director, partner, controlling person, employee or agent of a Purchaser or any of its Affiliates (a “Related Person”) becomes involved in any capacity in any Proceeding brought by or against any Person in connection with or as a result of any breach or failure to comply by the Company or any officer, director, employee or agent of the Company or any of its Affiliates with any representation, warranty or covenant in the Transaction Documents, the Company will indemnify and hold harmless such Purchaser or Related Person for its reasonable legal and other expenses

(including the costs of any investigation, preparation and travel) and for any Losses incurred in connection therewith, as such expenses or Losses are incurred, excluding only Losses that result directly from such Purchaser’s or Related Person’s gross negligence or willful misconduct. In addition, the Company shall indemnify and hold harmless each Purchaser and Related Person from and against any and all Losses, as incurred, arising out of or relating to any breach by the Company of any of the representations, warranties or covenants made by the Company in this Agreement or any other Transaction Document, or any allegation by a third party that, if true, would constitute such a breach. The conduct of any Proceedings for which indemnification is available under this paragraph shall be governed by Section 6.4(c) below. The indemnification obligations of the Company under this paragraph shall be in addition to any liability that the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Purchasers and any such Related Persons. If the Company breaches its obligations under any Transaction Document, then, in addition to any other liabilities the Company may have under any Transaction Document or applicable law, the Company shall pay or reimburse the Purchasers on demand for all costs of collection and enforcement (including reasonable attorneys fees and expenses). Without limiting the generality of the foregoing, the Company specifically agrees to reimburse the Purchasers on demand for all costs of enforcing the indemnification obligations in this paragraph.
     4.15 D & O Insurance. So long as the Purchasers have a designee on the Company’s Board of Directors, the Company shall maintain directors’ and officers’ liability insurance providing coverage in such amounts and on such terms as is customary for a publicly traded company of similar size to the Company but in no event in an amount less than $5,000,000. Such insurance shall include coverage for all directors of the Company, including any director designated by the Purchasers.
     4.16 Shareholders Rights Plan. No claim will be made or enforced by the Company or any other Person that any Purchaser is an “Acquiring Person” under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Underlying Shares under the Transaction Documents or under any other agreement between the Company and the Purchasers.
     4.17 Delivery of Certificates. In addition to any other rights available to a Purchaser, if the Company fails to deliver or to cause to be delivered to such Purchaser a certificate representing Common Stock on the date on which delivery of such certificate is required by any Transaction Document, and if after such date such Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of the shares that the Purchaser anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three Trading Days after such Purchaser’s request and in such Purchaser’s discretion, either (i) pay cash to such Purchaser in an amount equal to such Purchaser’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to such Purchaser a certificate or certificates representing such Common Stock and pay cash to such Purchaser in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Price on the date of the event giving rise to the Company’s obligation to deliver such certificate.

     4.18 Access. In addition to any other rights provided by law or set forth herein, from and after the date of this Agreement and for so long as any Note remains outstanding, the Company shall, and shall cause each of the Subsidiaries, to give each Purchaser and its representatives, at the request of the Purchasers, access during reasonable business hours to (a) all properties, assets, books, contracts, commitments, reports and records relating to the Company and the Subsidiaries, and (b) the management, accountants, lenders, customers and suppliers of the Company and the Subsidiaries; provided, however, that the Company shall not be required to provide such Purchaser access to any information or Persons if the Company reasonably determines that access to such information or Persons (x) would adversely affect the attorney-client privilege between the Company and its counsel, and (y) would result in the disclosure of trade secrets, material nonpublic information or other confidential or proprietary information, and, in each case, cannot be provided to the Purchasers in a manner that would avoid the adverse affect on the attorney-client privilege between the Company and its counsel or the disclosure of trade secrets, material nonpublic information or other confidential or proprietary information, as applicable.
     4.19 Amendments to Transaction Documents. So long as any Note remains outstanding, the Company shall not, and shall not permit any of its Subsidiaries to, enter into, become or remain subject to any agreement or instrument, except for the Transaction Documents, that would prohibit or require the consent of any Person to any amendment, modification or supplement to any of the Transaction Documents.
     4.20 New Subsidiaries. After the date hereof, if the Company or any Subsidiary forms, creates or acquires a subsidiary (in each case, a “New Subsidiary”), the Company shall immediately provide written notice thereof to the Purchasers, and shall promptly cause, or cause a Subsidiary to cause, such New Subsidiary to guarantee all of the Company’s obligations to the Purchasers by executing and delivering (i) a joinder to the Guaranty, and (ii) a security agreement substantially in the form of the Subsidiary Security Agreements attached hereto as Exhibit D. The Company shall also deliver to the Purchasers an opinion of counsel to such New Subsidiary that is reasonably satisfactory to the Purchasers covering such legal matters with respect to such New Subsidiary becoming a guarantor of the Company’s obligations, executing and delivering a security agreement in favor of the Purchasers and any other matters that the Purchasers may reasonably request. The stock or other equity interests of a New Subsidiary shall be pledged to the Purchasers pursuant to the applicable Security Agreement, and, if at any time the Indebtedness permitted under to Section 4.10(a)(ii) is not outstanding, the Company shall deliver, or cause the applicable Subsidiary to deliver, each of the physical stock certificates of such New Subsidiary, along with undated stock powers for each such certificates, executed in blank (or, if any such shares of capital stock are uncertificated, confirmation and evidence reasonably satisfactory to the Purchasers that the security interest in such uncertificated securities has been transferred to and perfected by the Purchasers, in accordance with Sections 8-313, 8-321 and 9-115 of the Uniform Commercial Code or any other similar or local or foreign law that may be applicable).

     4.21 Issuable Maximum. The Company shall not take any action that would cause or result in the issuance of Common Stock pursuant to the Transaction Documents to become subject to the limitations set forth in Section 6 of the Note or Section 11 of the Warrant.
     4.22 Short Sales. Each Purchaser agrees that beginning on the date hereof until the earlier to occur of (a) 90 days from the Closing Date and (b) the effective date of the Registration Statement to be filed in connection with the sale of the Company Common Stock, it will not enter into any Prohibited Short Sales. A “Prohibited Short Sale” by a Purchaser means a Short Sale that is executed at a time when such Purchaser has no equivalent offsetting long position in the Common Stock. For purposes of determining whether a Purchaser has an equivalent offsetting long position in the Common Stock, all Common Stock and all Common Stock that would be issuable upon conversion or exercise in full of the Notes and Warrants, and any other security held by such Purchaser that is convertible into Common Stock, then held by such Purchaser (assuming that such Notes and Warrants and other securities were then fully convertible or exercisable, notwithstanding any provisions to the contrary, and giving effect to any conversion or exercise price adjustments scheduled to take effect in the future) shall be deemed to be held long by such Purchaser.
     4.23 Business Line Right of First Refusal. In the event that the Company or any Subsidiary receives any offer to purchase or otherwise acquire, or offers for sale, any material assets, business division or line of business or the Company or any of the Subsidiaries (a “Purchase Offer”), and the Company or such Subsidiary wishes to accept such Purchase Offer, the Company shall, not less than five (5) Business Days after receipt of such Purchase Offer, notify the Purchasers in writing of such Purchase Offer, which notice shall state the material terms of such Purchase Offer including without limitation the assets, division or line of business proposed to be acquired and the proposed purchase price (a “Notice of Purchase Offer”). The Majority Purchasers (as defined below) shall have the right, which right may be exercised by written notice to the Company delivered not later than fifteen (15) Business Days after receipt of the Notice of Purchase Offer (an “Exercise Notice”), to purchase the assets, division or line of business subject of such Purchase Offer on the terms, and for the purchase price, set forth in such Notice of Purchase Offer, within twenty (20) Business Days following delivery of such Exercise Notice (the “Exercise Closing Date”). The purchase and sale of the applicable assets, division or line of business shall be completed on customary terms and mutually acceptable documentation, and the Majority Purchasers may at their election make payment of such purchase price, in whole or in part, by surrender and cancellation of Indebtedness then outstanding under the Notes held by such Majority Purchaser on a dollar-for-dollar basis based upon the face value of the Notes. During the period from the commencement of the Purchase Offer through the Exercise Closing Date, the Company shall permit representatives of the Majority Purchasers to visit and inspect the properties of the Company and the Subsidiaries; inspect and make extracts from the books, records and files of the Company and the Subsidiaries; and discuss with the principal officers and independent accountants of the Company and its Subsidiaries, their business, assets, liabilities, financial condition, results of operations and business prospects, for the purpose of conducting due diligence in respect of the Purchase Offer. The Company shall not, and shall not permit any Subsidiary to, sell or otherwise transfer any material division or line of business without first complying with the requirements of this Section 4.23. The Company shall cause the Subsidiaries to comply with this Section 4.23, as applicable. In addition to the foregoing, in the event that the Company or any Subsidiary receives a Purchase

Offer that it does not wish to accept (a “Rejected Purchase Offer”), the Company shall, not less than five (5) Business Days after receipt of such Purchase Offer, notify the Purchasers in writing of such Purchase Offer, which notice shall contain all of the information required to be included in a Notice of Purchase Offer and shall also state that the Company or applicable Subsidiary does not wish to accept such Purchase Offer. The Company shall not, and shall not permit any Subsidiary to, accept a Rejected Purchase Offer without the prior written consent of the Majority Purchasers. The provisions of this Section 4.23 are without prejudice to the Purchasers’ rights under Section 4.13.
     4.24 Lockbox; Cash Collateral. Within forty-five (45) days after the Closing Date, the Company will, and will cause each of the Subsidiaries (to the extent requested by the Agent) to, establish and maintain, at its sole expense, and shall cause each Subsidiary (to the extent requested by the Agent) to establish and maintain, at its sole expense, Deposit Accounts (in each case, “Lockbox Accounts”), with such banks as are reasonably acceptable to the Agent into which the Company and the Subsidiaries shall promptly deposit and direct their respective Account Debtors (used herein as defined in the Notes) to directly remit all payments on Accounts (used herein as defined in the Notes) and all payments constituting proceeds of Collateral. The Company and the Subsidiaries (to the extent requested by the Agent) shall deliver, or cause to be delivered, to the Agent a Control Agreement duly authorized, executed and delivered by each bank where a Lockbox Account for the benefit of the Company or any Subsidiary (to the extent requested by the Agent) is maintained, and by each bank where any other Deposit Account is from time to time maintained. The Company shall further execute and deliver, and shall cause each Subsidiary (to the extent requested by the Agent) to execute and deliver, such agreements and documents as the Agent may reasonably require in connection with such Lockbox Accounts and such Control Agreements. The Company and the Subsidiaries shall not establish any Deposit Accounts after the Closing Date, unless the Company or the Subsidiary (as applicable) has complied in full with the provisions of this Section 4.24 with respect to such Deposit Accounts. Pursuant to each Control Agreement, following an Event of Default (that has not been cured) the Agent shall have sole dominion and control over the Lockbox Accounts, and without notice to or assent by the Company and/or the Subsidiaries, the Agent may apply any or all amounts then or thereafter held as cash collateral to repayment of the Secured Obligations, in any order the Agent determines (and in accordance with Section 4.11). The costs and expenses (including, without limitation, reasonable attorneys’ fees) of establishing the Control Agreements and otherwise complying with this Section 4.24, and of collection, incurred by the Agent shall be reimbursed by the Company promptly after demand therefor in a manner consistent with the rights of the parties hereunder and, until so reimbursed, shall constitute Secured Obligations.
     4.25 Asset Transfer Restriction. The Company shall not, and shall not permit any Subsidiary to, transfer any assets to the Canadian Subsidiary having value, individually or in the aggregate, exceeding $10,000 or that are otherwise material, and shall not permit the Canadian Subsidiary to enter into any contracts, other than its current lease of office space, in each case, without the prior written consent of the Agent.
     4.26 Further Assurances Post-Closing Deliveries. The Company agrees to, and to cause the Subsidiaries to, make, execute and deliver all such additional and further acts, things, deeds and instruments as the Agent may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Agent and the

Purchasers their respective rights under this Agreement and the other Transaction Documents. Without limiting the foregoing and notwithstanding any other provision of any Transaction Document, the Company shall execute and deliver, or cause to be executed and delivered, such agreements and documents, and take or cause to be taken such actions, and otherwise perform, observe and comply with such obligations, as are set forth on Schedule 4.26, and as may be further agreed with the Agent in a post-closing obligations agreement executed in connection with the Closing. The costs and expenses (including without limitation, reasonable attorney’s fees) incurred by the Agent in connection with this Section 4.26 and the post-closing obligations referred to herein shall be reimbursed by the Company promptly after demand therefor and, until so reimbursed, shall constitute Secured Obligations.
ARTICLE V.
CONDITIONS
     5.1 Conditions Precedent to the Obligations of the Purchasers. The obligation of each Purchaser to acquire Securities at the Closing is subject to the satisfaction or waiver by such Purchaser, at or before the Closing, of each of the following conditions:
          (a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects (without giving effect to any qualifications as to materiality herein) as of the date when made and as of the Closing as though made on and as of such date;
          (b) Performance. The Company and each other Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;
          (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;
          (d) Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that has had or reasonably would be expected to have or result in a Material Adverse Effect; and
          (e) No Suspensions of Trading in Common Stock; Listing. Trading in the Common Stock shall not have been suspended by the Commission or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed for trading on an Eligible Market.
          (f) Legal Opinions. The Purchasers shall have received the opinion of Company Counsel, in the form of Exhibit E, with such changes as may be approved by the Agent, and legal opinions of counsel to the Company and its Subsidiaries acceptable to the Agent relating to the laws of Canada, Australia and the United Kingdom relating to the Subsidiaries organized in such jurisdictions, in form and substance acceptable to the Agent (including without limitation providing that the Purchasers assigns permitted in accordance with the Transaction Documents may rely on such opinions).

          (g) Secretary of State Certificates. The Agent shall have received Certificates, as of a recent date, of the Secretaries of State of the States of Delaware and each other jurisdiction where a Subsidiary is organized showing the Company and each Subsidiary to be validly existing in their respective jurisdictions of organization and in good standing.
          (h) Officer’s Certificates of Company and the Subsidiaries. The Agent shall have received a certificate dated the Closing Date signed by an authorized officer of each of the Company and the Subsidiaries certifying that (i) attached thereto are true and complete copies of all organizational documents thereof, together with any and all amendments thereto, and that the same are in full force and effect, (ii) attached thereto are true and complete copies of resolutions adopted by the Company or such Subsidiary’s, as applicable, Board of Directors or equivalent body, authorizing the execution, delivery and performance by the Company or such Subsidiary’s, as applicable, of the Transaction Documents to which it is a party.
          (i) Closing Certifications of the Company. The Agent shall have received a certificate signed by an authorized officer of the Company certifying that, as of the Closing Date, (i) each of the conditions set forth in this Section 5.1 has been satisfied (except to the extent waived in writing by the Purchasers) and (ii) no Event of Default, or event which, with the giving of notice or the passing of time, would constitute an Event of Default, exists as of such date.
          (j) Filings and Recordings. The Purchasers shall have received all filings and recordations that are necessary to perfect the security interests of the Purchasers in the Collateral (as defined in the Security Agreements), including without limitation in Canada, Australia and the United Kingdom (pursuant to documents in form and substance satisfactory to the Agent), and the Purchasers shall have received satisfactory evidence that upon such filings and recordations such security interests constitute valid and perfected first priority Liens thereon, and that any other Liens on the Collateral have been released and terminated of record by appropriate filings and recordations, including without limitation in respect of Indebtedness of the Company owing to Silicon Valley Bank, which shall be repaid in full on or prior to the Closing and the Purchasers shall have received satisfactory evidence thereof, including without the limitation the payoff letter and related discharges and releases, in the forms previously prepared by Purchaser Counsel, with such changes as the Agent may approve. The Purchasers shall have received the stock certificates, together with stock powers executed in blank, representing all of the shares of capital stock pledged pursuant to the Security Agreements. The Agent shall have received from the Company and applicable Subsidiaries authorization to file UCC financing statements not less than two Business Days prior to the Closing Date.
          (k) Federal Assignment of Claims Act. The Purchasers shall have received satisfactory evidence that the Company and the Subsidiaries have executed any instruments, sent any notices and taken any other action required, or requested by the Purchasers, to comply with the provisions of the Federal Assignment of Claims Act in respect of any Material Contract with a Governmental Authority with respect to which the Agent has requested such compliance.

          (l) Other Documents. All Transaction Documents, opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Purchasers. The Purchasers shall have received copies of all documents, certificates and instruments required to be delivered at the Closing pursuant to Section 2.2 hereof and all other documents, certificates and instruments reasonably requested thereby, with respect to the transactions contemplated by this Agreement, including without limitation the acknowledgment of George T. Jimenez, in form and substance satisfactory to the Purchasers.
     5.2 Conditions Precedent to the Obligations of the Company. The obligation of the Company to sell Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:
          (a) Representations and Warranties. The representations and warranties of the Purchasers contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;
          (b) Performance. The Purchasers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchasers at or prior to the Closing; and
          (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.
ARTICLE VI.
REGISTRATION RIGHTS
     6.1 Shelf Registration.
          (a) As promptly as possible, and in any event on or prior to the Filing Date, the Company shall prepare and file with the Commission a “shelf” Registration Statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. If for any reason the Commission does not permit all of the Registrable Securities to be included in such Registration Statement, then the Company shall not be obligated to include such Registrable Securities in such Registration Statement but the Company shall prepare and file with the Commission a separate Registration Statement with respect to any such Registrable Securities not included with the initial Registration Statements, as expeditiously as possible, but in no event later than the date which is 30 days after the date on which the Commission shall indicate as being the first date such filing may be made. The Registration Statement shall be on Form S-3 and shall contain (except if otherwise directed by the Purchasers) the “Plan of Distribution”, substantially as attached hereto as Exhibit F. In the event the Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form in accordance herewith as the Purchasers may consent and (ii) attempt to register the Registrable

Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statements then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission.
          (b) The Company shall use reasonable best efforts to cause the Registration Statement to be declared effective by the Commission as promptly as possible after the filing thereof, but in any event prior to the Required Effectiveness Date, and shall use reasonable best efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of (i) the fifth anniversary of the Effective Date, (ii) such time as all Registrable Securities covered by such Registration Statement have been sold publicly or (iii) such time as all of the Registrable Securities covered by such Registration Statement may be sold pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter to such effect (the “Effectiveness Period”).
          (c) The Company shall notify each Purchaser in writing promptly (and in any event within one business day) after receiving notification from the Commission that the Registration Statement has been declared effective.
          (d) If: (i) any Registration Statement is not filed on or prior to the Filing Date (if the Company files such Registration Statement without affording the Purchasers the opportunity to review and comment on the same as required by Section 6.2(a) hereof, the Company shall not be deemed to have satisfied this clause (i)), or (ii) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five Trading Days after the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be “reviewed,” or will not be subject to further review, or (iii) the Company fails to respond to any comments made by the Commission within 10 Trading Days after the receipt of such comments (except if such comments relate to the financial statements of the Company or other accounting related issues, in which case, such response period shall be extended for such period of time as may be required for the Company’s auditors to provide responses to such comments, provided that the Company is during such period continually using all commercially reasonable efforts to obtain such responses, and provided, further, that such period of time shall in no event exceed twenty (20) Trading Days (an “Accounting Extension”)), or (iv) a Registration Statement filed hereunder is not declared effective by the Commission by the Required Effectiveness Date, or (v) after a Registration Statement is filed with and declared effective by the Commission, such Registration Statement ceases to be effective as to all Registrable Securities to which it is required to relate at any time prior to the expiration of the Effectiveness Period without being succeeded within 10 Trading Days by an amendment to such Registration Statement or by a subsequent Registration Statement filed with and declared effective by the Commission, or (vi) an amendment to a Registration Statement is not filed by the Company with the Commission within ten Trading Days after the Commission’s having notified the Company that such amendment is required in order for such Registration Statement to be declared effective (except to the extent such period is exceeded pursuant to an Accounting Extension), or (vii) the Common Stock is not listed or quoted, or is suspended from trading on an Eligible Market for a period of three consecutive Trading Days or five Trading Days (which need not be consecutive) in any 180 day period, (any such failure or breach being referred to as an “Event,” and for purposes of clause (i) or (iv) the date on which such Event occurs, or for purposes of clause (ii) the date on which such five Trading Day period is exceeded, or for purposes of clauses (iii), (v) or (vi) the date which such ten Trading Day-period is exceeded, or for purposes of clause (vii) the date on which such three or five (as the case may be) Trading Day period is exceeded, being referred to as “Event Date”), then: (x) on each such Event Date the Company shall pay to each Purchaser an amount in cash, as partial liquidated damages and not as a penalty, equal to 1% of the aggregate purchase price paid by such Purchaser pursuant to the Purchase Agreement; and (y) on each monthly anniversary of each such Event Date thereof (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Purchaser an amount in cash, as partial liquidated damages and not as a penalty, equal to 1% of the aggregate purchase price paid by such Purchaser pursuant to the Purchase Agreement. The partial liquidated damages payable hereunder shall not exceed 15% of the amount of the Notes originally issued hereunder. Such payments shall be in partial compensation to the Purchasers and shall not constitute the Purchaser’s exclusive remedy for such events. If the Company fails to pay any liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at the Default Rate (as defined in the Notes) to the Purchaser, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. This Section 6.1(d) shall not apply to a delay to the extent caused by (i) the Purchasers or (ii) the Company’s independent auditors or the Commission, if such delay is outside the control of the Company and not related to any action or inaction on the part of the Company, the Subsidiaries or any of their respective officers or directors.
          (e) The Company shall not, prior to the Effective Date of the Registration Statement, prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than those Persons identified in Schedule 3.1(z) whom the Company intends to include in the Registration Statement.
          (f) If the Company issues to the Purchasers any Common Stock pursuant to the Transaction Documents that is not included in the initial Registration Statement, then the Company shall file an additional Registration Statement covering such number of shares of Common Stock on or prior to the Filing Date and shall use reasonable best efforts to cause such additional Registration Statement to become effective by the Commission by the Required Effectiveness Date.
          (g) Each Purchaser agrees to furnish to the Company a completed Questionnaire in the form attached to this Agreement as Exhibit H (a “Selling Stockholder Questionnaire”).
     6.2 Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:
          (a) Not less than six Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall furnish to the Purchasers and Purchaser Counsel copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Purchasers and Purchaser Counsel. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which Purchasers holding a majority of the Registrable Securities shall reasonably object.

          (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible, to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as reasonably possible provide the Purchasers true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; provided, however, the Company will not be required to provide copies of any correspondence that would result in the disclosure to a Purchaser of material and non-public information concerning the Company unless such Purchaser has executed a confidentiality agreement with the Company; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Purchasers thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.
          (c) Notify the Purchasers of Registrable Securities to be sold and Purchaser Counsel as promptly as reasonably possible, and (if requested by any such Person) confirm such notice in writing no later than one Trading Day thereafter, of any of the following events: (i) the Commission notifies the Company whether there will be a “review” of any Registration Statement; (ii) the Commission comments in writing on any Registration Statement (in which case the Company shall deliver to each Purchaser a copy of such comments and of all written responses thereto; provided, however, the Company will not be required to provide copies of any responses that would result in the disclosure to a Purchaser of material and non-public information concerning the Company unless such Purchaser has executed a confidentiality agreement with the Company); (iii) any Registration Statement or any post-effective amendment is declared effective; (iv) the Commission or any other Federal or state Governmental Authority requests any amendment or supplement to any Registration Statement or Prospectus or requests additional information related thereto; (v) the Commission issues any stop order suspending the effectiveness of any Registration Statement or initiates any Proceedings for that purpose; (vi) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (vii) the financial statements included or incorporated by reference in any Registration Statement become ineligible for inclusion or incorporation therein or any statement made in any Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference is untrue in any material respect or any revision to a Registration Statement, Prospectus or other document is required so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (d) Use reasonable best efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as practicable.
          (e) Furnish to each Purchaser and Purchaser Counsel, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.
          (f) Promptly deliver to each Purchaser and Purchaser Counsel, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Purchasers in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.
          (g) (i) Prepare and timely file with each Trading Market an additional shares listing application covering all of the Registrable Securities; (ii) use reasonable best efforts to cause such Registrable Securities to be approved for listing on each Trading Market as soon as practicable thereafter; (iii) provide to the Purchasers evidence of such listing; and (iv) use reasonable best efforts to maintain the listing of such Registrable Securities on each such Trading Market or another Eligible Market.
          (h) Prior to any public offering of Registrable Securities, use reasonable best efforts to register or qualify or cooperate with the selling Purchasers and Purchaser Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Purchaser requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement.
          (i) Cooperate with the Purchasers to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by this Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Purchasers may request.

          (j) Upon the occurrence of any event described in Section 6.2(c)(vii), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the affected Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     6.3 Registration Expenses. The Company shall pay (or reimburse the Purchasers for) all fees and expenses incident to the performance of or compliance with this Agreement by the Company, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the Commission, any Trading Market and in connection with applicable state securities or Blue Sky laws, (b) printing expenses (including without limitation expenses of printing certificates for Registrable Securities and of printing prospectuses requested by the Purchasers), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company and the reasonable fees and disbursements of the Purchaser Counsel, (e) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, and (f) all listing fees to be paid by the Company to the Trading Market. Discounts, concessions, commissions and similar selling expenses, if any, payable to an underwriter and specifically attributable to the sale of Registrable Securities by a Purchaser will be borne by such Purchaser.
     6.4 Indemnification.
          (a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Purchaser, the officers, directors, partners, members, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls any such Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding such Purchaser furnished in writing to the Company by such Purchaser expressly for use therein, or to the extent that such information relates to such Purchaser or such Purchaser’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Purchaser expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 6.2(c)(v)-(vii), the use by such Purchaser of an outdated or defective Prospectus after the Company has notified such Purchaser in writing that the Prospectus is outdated or defective and prior to the receipt by such Purchaser of the Advice contemplated in Section 6.5.

          (b) Indemnification by Purchasers. Each Purchaser shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that (i) such untrue statement or omission is based solely upon information regarding such Purchaser furnished in writing to the Company by such Purchaser expressly for use in such Registration Statement or Prospectus, or to the extent that such information relates to such Purchaser or such Purchaser’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Purchaser expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 6.2(c)(iv)-(vii), the use by such Purchaser of an outdated or defective Prospectus after the Company has notified such Purchaser in writing that the Prospectus is outdated or defective and prior to the receipt by such Purchaser of the Advice contemplated in Section 6.5. In no event shall the liability of any selling Purchaser hereunder be greater in amount than the dollar amount of the net proceeds received by such Purchaser upon the sale of the Registrable Securities giving rise to such indemnification obligation.
          (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.
          An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the

Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.
          All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).
          (d) Contribution. If a claim for indemnification under Section 6.4(a) or (b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6.4(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.
          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6.4(d), no Purchaser shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Purchaser from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
          The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.
     6.5 Dispositions. Each Purchaser agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement. Each Purchaser further agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 6.2(c)(iv)-(vii), such Purchaser will discontinue disposition of such Registrable Securities under the Registration Statement until such Purchaser’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 6.2(j), or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.
     6.6 No Piggyback on Registrations. Except with the prior written consent of the holders of a majority of the Registrable Securities or as permitted by Section 6.7 below, neither the Company nor any of its security holders (other than the Purchasers in such capacity pursuant hereto) may include securities of the Company in the Registration Statement other than the Registrable Securities, and the Company shall not during the Effectiveness Period enter into any agreement providing any such right to any of its security holders to be included in the Registration Statement for the Registrable Securities.
     6.7 Piggy-Back Registrations. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Purchaser written notice of such determination and if, within fifteen days after receipt of such notice, any such Purchaser shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Purchaser requests to be registered, subject to customary underwriter cutbacks applied on a pro rata basis to all holders of registration rights.

ARTICLE VII.
MISCELLANEOUS
     7.1 Termination. This Agreement may be terminated by the Company or any Purchaser, by written notice to the other parties, if the Closing has not been consummated by the fifth Trading Day following the date of this Agreement; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).
     7.2 Fees and Expenses. At the Closing, the Company shall pay to the Purchasers $130,000 for the diligence, legal and accounting fees and expenses incurred by the Purchasers in connection with due diligence and the preparation and negotiation of the Transaction Documents. In addition, the Company shall pay a structuring fee to the Purchasers totaling $163,800, which shall be paid 50% to each Purchaser. In lieu of the foregoing payments, Hale Fund Management, in respect of diligence, legal and accounting fees, and each Purchaser, in respect of its portion of the structuring fee, may retain the amount of such payments instead of delivering such amounts to the Company at the Closing. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of any Securities. The Company shall pay all fees and expenses (including filing or registration costs and stamp duties) of local counsel (including without limitation in Australia, Canada, and the United Kingdom), which amounts shall be in addition to the amount set forth in the first sentence of this Section 7.2.
     7.3 Appointment of Agent.
          (a) Appointment and Authority. Each of the Purchasers hereby irrevocably appoints Hale Fund Management to act on its behalf as the Agent hereunder and under the other Transaction Documents (together with its successors in such capacity, the “Agent”) and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 7.3 are solely for the benefit of the Agent and the Purchasers, and neither the Borrower nor any Subsidiary nor any other Person shall have rights as a third party beneficiary of any of such provisions.
          (b) Exculpatory Provision. The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Transaction Documents. Without limiting the generality of the foregoing, the Agent shall not be subject to any fiduciary or implied duties, regardless of whether an Event of Default has occurred and is continuing.
          (c) Collateral Matters. The Purchasers irrevocably authorize the Agent, at its option and discretion, to release any Lien on any Collateral granted to or held by the Agent, for the ratable benefit of itself and the Purchasers, under any Transaction Document (i) upon repayment in full of the Secured Obligations and payment of all outstanding fees and expenses hereunder, (ii) that is sold or to be sold or disposed as part of or in connection with any sale or disposition permitted hereunder or under any other Transaction Document, or (iii) authorized or ratified in writing by the Purchasers.

          (d) Indemnity. Each of the Purchasers hereby jointly and severally covenants and agrees to reimburse, indemnify and hold the Agent harmless from and against any and all claims, actions, judgments, damages, losses, liabilities, costs, transfer or other taxes, and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred or suffered without any bad faith or willful misconduct by the Agent, arising out of or incident to this Agreement or the other Transaction Documents or the administration of the Agent’s duties hereunder and thereunder, or resulting from its actions or inactions as Agent.
     7.4 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company will execute and deliver to the Purchasers such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.
     7.5 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, specifying next business day delivery or (iv) upon actual receipt by the party to whom such notice is required to be given if delivered by hand. The address for such notices and communications shall be as follows:

If to the Company:	ACE*COMM CORPORATION
704 Quince Orchard Road
Gaithersburg, MD 20878
Attn: Steven R. Delmar, Chief Financial Officer
Tel. (301) 721-3000
Fax (301) 721-3001

With a copy to:	With a copy to:
Hogan & Hartson L.L.P.
555 13th Street, N.W.
Washington, D.C. 20004
Attn: Steven Kaufman, Esq.
Tel. (202) 637-5736
Fax (202) 637-5910

If to the Purchasers:	To the address set forth under such Purchaser’s name on the signature pages attached hereto.
     or such other address as may be designated in writing hereafter, in the same manner, by such Person by two Trading Days’ prior notice to the other party in accordance with this Section 7.5.
     7.6 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers who hold a majority of the outstanding principal balance on the Notes (the “Majority Purchasers”), or, in the case of a waiver, by the Majority Purchasers. Any waiver executed by the Majority Purchasers shall be binding on the Company and all holders of Notes. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Purchasers under Article VI and that does not directly or indirectly affect the rights of other Purchasers may be given by Purchasers holding at least a majority of the Registrable Securities to which such waiver or consent relates. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered on identical terms to all of the parties to the Transaction Documents that are holders of Notes.
     7.7 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
     7.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Any Purchaser may assign its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof and of the applicable Transaction Documents that apply to the “Purchasers.” Notwithstanding anything to the contrary herein, Securities may be pledged to any Person in connection with a bona fide margin account secured by such Securities.
     7.9 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnified Party is an intended third party beneficiary of Section 6.4 and (in each case) may enforce the provisions of such Sections directly against the parties with obligations thereunder.

     7.10 Governing Law; Venue; Waiver of Jury Trial. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (EXCEPT FOR MATTERS GOVERNED BY CORPORATE LAW IN THE STATE OF MARYLAND), WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH PARTY AGREES THAT ALL LEGAL PROCEEDINGS CONCERNING THE INTERPRETATIONS, ENFORCEMENT AND DEFENSE OF THE TRANSACTIONS CONTEMPLATED BY ANY OF THE TRANSACTION DOCUMENTS (WHETHER BROUGHT AGAINST A PARTY HERETO OR ITS RESPECTIVE AFFILIATES, DIRECTORS, OFFICERS, SHAREHOLDERS, EMPLOYEES OR AGENTS) SHALL BE COMMENCED EXCLUSIVELY IN THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THIS AGREEMENT), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. IF EITHER PARTY SHALL COMMENCE AN ACTION OR PROCEEDING TO ENFORCE ANY PROVISIONS OF THIS AGREEMENT OR ANY TRANSACTION DOCUMENT, THEN THE PREVAILING PARTY IN SUCH ACTION OR PROCEEDING SHALL BE REIMBURSED BY THE OTHER PARTY FOR ITS REASONABLE ATTORNEYS FEES AND OTHER REASONABLE COSTS AND EXPENSES INCURRED WITH THE INVESTIGATION, PREPARATION AND PROSECUTION OF SUCH ACTION OR PROCEEDING.
     7.11 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery, exercise and/or conversion of the Securities, as applicable.

     7.12 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.
     7.13 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.
     7.14 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.
     7.15 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.
     7.16 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.
     7.17 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser hereunder or any Purchaser enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company by a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

     7.18 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate of interest applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.
     7.19 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Notes pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of the Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any other Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. The Company hereby confirms that it understands and agrees that the Purchasers are not acting as a “group” as that term is used in Section 13(d) of the Exchange Act. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no other Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment hereunder. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.
     7.20 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in this Agreement to a number of shares or a price per share shall be amended to appropriately account for such event.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ACE*COMM CORPORATION
By:	/s/ STEVEN R. DELMAR
	Name:	STEVEN R. DELMAR
	Title:	SR. VP & CFO

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES OF PURCHASERS FOLLOW.]
[Signature Page to Securities Purchase Agreement]
Securities Purchase Agreement

PURCHASERS: HALE FUND MANAGEMENT, LLC
By:

By:	/s/ MARTIN HALE
	Name:	MARTIN HALE
Title:

Purchase Price:	$350,000

Notes Principal Amount:
Series A Note	$350,000

Warrant Shares:	As set forth
on Schedule 2.1
attached hereto
Address for Notice:
Hale Fund Management, LLC
242 East 72nd Street Suite 9A
New York, New York 10021
Telephone No.: (212) 702-4423
Attn: Mr. Martin Hale, Jr.
With a copy to:
Proskauer Rose LLP
1585 Broadway
New York, NY 10036-8299
Facsimile No.: (212) 969-2900
Attn: Adam J. Kansler, Esq.
[Signature Page to Securities Purchase Agreement]
Securities Purchase Agreement

PURCHASERS: EREF ACE, LLC
By:

By:	/s/ GRAHAM DUNCAN
	Name:	GRAHAM DUNCAN
	Title:	MANAGING MEMBER

Purchase Price:	$3,850,000

Notes Principal Amount:
Series A Note	$3,850,000

Warrant Shares:	As set forth
on Schedule 2.1
Address for Notice:
EREF ACE, LLC
c/o East Rock Capital LLC
405 Park Avenue, 6th Floor
New York, New York 10012
Telephone No.: (212) 315-2230
Attn:Mr. Adam Shapiro
With a copy to:
Proskauer Rose LLP
1585 Broadway
New York, NY 10036-8299
Facsimile No.: (212) 969-2900
Attn: Adam J. Kansler, Esq.
[Signature Page to Securities Purchase Agreement]
Securities Purchase Agreement

Exhibits:
A.	Subsidiary Guaranty

B.	Form of Series A Note

C.	Company Security Agreement

D.	Form of Subsidiary Security Agreement

E.	Form of Warrant

F.	Form of Opinion of Company Counsel

G.	Plan of Distribution

H.	Form of Selling Stockholder Questionnaire

I.	Form of Side Letter
Schedules:
2.1	Allocation of Purchase Price

3.1(a) (i)	Subsidiaries

3.1(a) (ii)	Canadian Subsidiary

3.1(g)	Capitalization

3.1(i)	Taxes

3.1(l)	Labor Relations

3.1(m)	Employee Benefit Plans

3.1(q)	Certain Intellectual Property

3.1(s)	Transaction with Affiliates and Employees

3.1(t)	Internal Accounting Controls

3.1(z)	Registration Rights

3.1(ee)	Ranking

3.1(ff)	Sarbanes-Oxley Act

3.1(gg)	Material Contracts

3.1(hh)	Suppliers/Customers

3.1(jj)	Environmental Matters

4.26	Post-Closing Deliveries
Securities Purchase Agreement

Schedule 2.1
Allocation of Purchase Price

Hale Fund Management, LLC	$350,000
EREF ACE, LLC	$3,850,000

$4,200,000

Warrant Shares:
Hale Fund Management, LLC	155,063
EREF ACE, LLC	1,705,697

1,860,760

Securities Purchase Agreement

Schedule 4.26
Post-Closing Deliveries
     1. Within ten (10) Trading Days after the later of the Closing Date or Canadian counsel’s receipt of documentation required for the execution and filing of such security documents in Canada, execution, delivery and filing of security agreements (and/or deeds, hypothecs or debentures or similar documents; as applicable) in respect of the Canadian Subsidiary sufficient to grant to the Agent (for the ratable benefit of the Purchasers), a security interest in the assets of the Canadian Subsidiary, in form and on terms customary for financing transactions, payment by or on behalf of the Company of the Company of any required stamp tax or other filing fee or cost and customary legal opinions in respect thereof from Canadian counsel, all in form and substance reasonably satisfactory to the Agent.
     2. Within ten (10) Trading Days after the Closing Date, filing with the appropriate authority of the original signed Fixed Floating Charge executed at the Closing, and the payment by or on behalf of the Company of any required stamp tax or other filing fee or cost, all confirmed to the Agent in writing by counsel to ACE*COMM Solutions UK Limited (“ACE*COMM Scotland”).
     3. Within ten (10) Trading Days after the Closing Date (or such longer period of time as is reasonably required to complete such filings, provided that the Company continues to pursue the completion of such filings with good faith diligent efforts), filing with the appropriate authority of the original signed Australian security documents executed at the Closing, and the payment by or on behalf of the Company of any required stamp tax or other filing fee or cost, all confirmed to the Agent in writing, by counsel to ACE*COMM Australia Pty Limited (“ACE*COMM (AUS)”).
     4. Within twenty (20) Trading Days after the Closing Date, filing of all accounts, returns or other required documents for the obtaining of a certificate of existence, and delivery of a certificate of existence to the Agent, and the payment by or on behalf of the Company of any required stamp tax or other filing fee or cost, all confirmed to the Agent in writing by counsel to ACE*COMM Scotland and Double Helix Solutions Limited.
     5. Within twenty (20) Trading Days after the Closing Date, filing with the appropriate authority of the Deed of Release related to the National Australia Bank Limited Notice of Discharge dated January 6, 2007 in respect of ACE*COMM (AUS) and the payment by or on behalf of the Company of the Company of any required stamp tax or other filing fee or cost confirmed to the Agent in writing by counsel to ACE*COMM (AUS).
Securities Purchase Agreement